::ODMA\PCDOCS\DOCS\141015\3













                            Stock Purchase Agreement

                                      among

                            Key Rocky Mountain, Inc.,

                                Bruce L. Bummer,

                                 Jack Hartnett,

                                 Diane Hartnett

                                       and

                        Bruce Bummer 7/14/82 Family Trust








                         Dated as of September 30, 1997




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                                TABLE OF CONTENTS

                                                                          Page


                           ARTICLE 1Purchase and Sale
1.1.     Purchase and Sale of the Company Shares.............................1
1.2.     Adjustment of Purchase Price........................................1
1.3.     Closing.............................................................2
1.4.     Closing Deliveries..................................................2
         1.4.1.  Opinion of Buyer=s Counsel..................................2
         1.4.2.  Opinion of Shareholders= Counsel............................3
1.5.     Resignations; Consulting Agreement..................................3

                     ARTICLE 2Representations and Warranties
2.1.     Representations and Warranties of the Shareholders..................3
         2.1.1.   Organization and Standing..................................3
         2.1.2.   Agreement Authorized and its Effect on Other Obligations...4
         2.1.3.   Capitalization.............................................4
         2.1.4.   Ownership of the Company Shares............................4
         2.1.5.   No Subsidiaries............................................4
         2.1.6.   Financial Statements.......................................4
         2.1.7.   Liabilities................................................5
         2.1.8.   Additional Company Information.............................5
         2.1.9.   No Defaults................................................7
         2.1.10.  Absence of Certain Changes and Events......................7
         2.1.11.  Taxes......................................................8
         2.1.12.  Intellectual Property......................................8
         2.1.13.  Title to and Condition of Assets...........................9
         2.1.14.  Contracts..................................................9
         2.1.15.  Licenses and Permits.......................................9
         2.1.16.  Litigation.................................................10
         2.1.17.  Environmental Compliance...................................10
         2.1.18.  Compliance with Other Laws.................................11
         2.1.19.  No ERISA Plans or Labor Issues.............................11
         2.1.20.  Investigations; Litigation.................................12
         2.1.21.  Absence of Certain Business Practices......................12
         2.1.22.  No Untrue Statements.......................................12
         2.1.23.  Consents and Approvals.....................................12
         2.1.24.  Finder=s Fee...............................................13
2.2.     Representations and Warranties of Buyer.............................13
         2.2.1.  Organization and Good Standing..............................13
         2.2.2.  Agreement Authorized and its Effect on Other Obligations....13
         2.2.3.  Consents and Approvals......................................13
         2.2.4.  Finder=s Fee................................................13

                         ARTICLE 3Additional Agreements
3.1.     Noncompetition......................................................13
3.2.     Further Assurances..................................................14
3.3.     Public Announcements................................................14
3.4.     338(h)(10) Election.................................................14
3.5.     Waste Disposal......................................................14

                            ARTICLE 4Indemnification
4.1.     Indemnification by the  Shareholders................................15
4.2.     Indemnification by Buyer............................................15
4.3.     Indemnification Procedure...........................................15
                             ARTICLE 5Miscellaneous
5.1.     Survival of Representations, Warranties and Covenants...............16
5.2.     Entirety............................................................16
5.3.     Counterparts........................................................16
5.4.     Notices and Waivers.................................................16
5.5.     Table of Contents and Captions......................................17
5.6.     Successors and Assigns..............................................17
5.7.     Severability........................................................17
5.8.     Applicable Law......................................................18





::ODMA\PCDOCS\DOCS\141015\3
                            Stock Purchase Agreement

     This Stock Purchase Agreement (this AAgreement@) is entered into as of September 30, 1997, by and among Key Rocky Mountain, Inc., a Delaware corporation (ABuyer@), and Bruce L. Bummer (ABummer@), Jack Hartnett, Bruce Bummer 7/14/82 Family Trust (AFamily Trust@) and Diane Hartnett (Bummer, Hartnett, Diane Hartnett and the Family Trust, collectively the AShareholders@).

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     WITNESSETH                                                                :
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     Whereas,  Buyer is a corporation  duly organized and validly existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816;

     Whereas, Frontier Well Service, Inc. (the ACompany@) is a corporation duly organized and validly existing under the laws of the State of Wyoming, with its principal executive offices at 2377 Melody Lane, Casper, Wyoming 82601;

     Whereas, the Shareholders own 2,000 shares (the ACompany Shares@) of common stock, no par value, of the Company (the ACompany Common Stock@), which constitutes all of the issued and outstanding shares of capital stock of the Company; and

     Whereas, the Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, all of the issued and outstanding capital stock of the Company.

     Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                Purchase and Sale

ARTICLE 1         Purchase and Sale

     1.1. Purchase and Sale of the Company Shares.Purchase and Sale of the Company Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholders agree to sell and convey to Buyer, free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof), and Buyer agrees to purchase and accept from the Shareholders, all of the Company Shares. In consideration of the sale of the Company Shares, Buyer shall pay to the Shareholders a purchase price of $3,500,000 (the APurchase Price@), and the Cash Adjustment Payment (as defined in Section 1.2 hereof), if any, in accordance with Section 1.2 hereof.


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                               TABLE OF CONTENTS
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                                   (continued)
                                                                          Page


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     1.2.  Adjustment of Purchase Price1.2.  Adjustment of Purchase Price. Buyer
shall cause to be prepared and delivered to the Shareholders a consolidated balance sheet of the Company as of the date hereof (the AFinal Balance Sheet@) within 60 days after the date hereof, which balance sheet will be prepared in accordance with generally accepted accounting principles, consistently applied in all respects (which shall not include any reserve or accruals for employee termination costs). Buyer and the Shareholders shall jointly review the Final Balance Sheet, and endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 90 days from the date hereof. In the event that the parties cannot agree on the entries to be placed on the Final Balance Sheet, the dispute will be resolved by an independent accounting firm mutually agreed to by the Shareholders and Buyer (such agreement not to be unreasonably withheld or delayed) whose resolution shall be binding on and enforceable against the parties hereto. Within 10 days of reaching such final determination, the following adjusting payments shall be made:

     (1) If the sum of (A) the Final Net Current Value of the Company (defined below) plus (B) any amounts spent by the Company as capital expenditures used to expand the Company=s business (the ACapital Expenditure Amount@) exceeds $0.00, Buyer shall pay to the Shareholders the amount of such excess (the ACash Adjustment Payment@); or

     (2) If the sum of (A) the Final Net Current Value of the Company plus the Capital Expenditure Amount is less than $0.00, the Shareholder shall pay to Buyer the amount of such difference.

     The term AFinal Net Current Value of the Company@ means the dollar value of the amount by which the ATotal Current Assets@ (excluding ACash Value-Life Insurance@) as recorded on the Final Balance Sheet exceeds the ATotal Current Liabilities@ as recorded on the Final Balance Sheet. In determining the Final Net Current Value of the Company, the Buyer shall have the option to either acquire and pay for the uncollected receivables listed on Schedule 2.1.6 or assign such uncollected receivables to Sellers and, to the extent so assigned, the amount of such assigned uncollected receivables shall be deducted from the Net Current Value of the Company.

     1.3. Closing.Closing. Consummation of the transactions contemplated by this Agreement (the AClosing@) shall take place at the offices or the Company located at 2377 Melody Lane, Casper, Wyoming 82601 at 9:00 a.m. on September 30, 1997 (the AClosing Date@), unless another time, place or date is agreed to by the Shareholders and the Buyer.

     1.4. Closing Deliveries.Closing Deliveries. At the Closing, (a) the Shareholders shall deliver to Buyer duly and validly issued certificate(s) representing all shares of Company Shares owned beneficially or of record by them, each such certificate to be duly endorsed in blank and in good form for transfer, or accompanied by stock powers duly executed in blank sufficient and in good form to properly transfer such shares to Buyer, (b) the Shareholders and Buyer shall have delivered to one another all other documents, instruments and agreements as required under this Agreement, (c) Buyer shall deliver to the Shareholders the cash purchase price payable at Closing as provided in
Section 1.1 by a check drawn on the account of Buyer or one of Buyer=s affiliates, and (d) the Buyer and Shareholders will deliver to one another the opinions of counsel as described below:

     1.4.1. Opinion of Buyer=s Counsel.Opinion of Buyer=s Counsel. The Buyer shall deliver a favorable opinion, dated as of the Closing Date, from Porter & Hedges, L.L.P., counsel for the Buyer, in form and substance satisfactory to the Shareholders, to the effect that (i) the Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of organization; (ii) all corporate proceedings required to be taken by or on the part of the Buyer to authorize the execution of this Agreement and the implementation of the transactions contemplated hereby have been taken; and
(iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Buyer and is enforceable against Buyer in accordance with its terms, except as enforceability may be limited by
(a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon
(i) certificates of public officials and of officers of the Buyer as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Shareholders, as to matters other than federal or Texas law.

     1.4.2. Opinion of Shareholders= Counsel.Opinion of Shareholders= Counsel. The Shareholders shall deliver a favorable opinion, dated the Closing Date, from Jeffrey C. Gosman, counsel to the Shareholders, in form and substance satisfactory to Buyer, to the effect that (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wyoming and is qualified to transact business in every jurisdiction in which the nature of the Company=s contacts require such qualification, (ii) all outstanding shares of the Company Common Stock have been validly issued and are fully paid and nonassessable; (iii) all of the Company Shares are owned beneficially and of record by the Shareholders free of any Encumbrances; (iv) the Company owns all of its assets free and clear of any Encumbrances other than those Encumbrances listed on the Balance Sheet or Schedules hereto, and (v) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Shareholders and is enforceable against the Company and the Shareholders in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent  conveyance  or  similar  laws  affecting  the  rights  of  creditors
generally.   In  rendering  such  opinion,   such  counsel  may  rely  upon  (i)
certificates of public officials and of officers of the Company or the Shareholders as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Buyer, as to matters other than federal or Wyoming law.

     1.5. Resignations; Consulting Agreement.Resignations; Consulting Agreement. At the Closing, each of the officers and directors of the Company will resign, and Buyer will enter into a Consulting Agreement with Bummer and an Employment Agreement with Hartnett (the AEmployment Agreement@) in form and substance satisfactory to the parties thereto.

                                    ARTICLE 2

                         Representations and Warranties

ARTICLE 2         Representations and Warranties

     2.1. Representations and Warranties of the Shareholders.Representations and Warranties of the Shareholders. Each of the Shareholders jointly and severally represents and warrants to Buyer as follows:

     2.1.1. Organization and Standing.Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

     2.1.2. Agreement Authorized and its Effect on Other Obligations.Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is a resident of Wyoming, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders in accordance with its terms. The execution, delivery and performance of this Agreement by the Company and each of the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Company or either of the Shareholders is a party or by which the Company or either of the Shareholders or their respective properties are bound.

     2.1.3. Capitalization.Capitalization. The authorized capitalization of the Company consists of 50,000 shares of Company Common Stock, of which, as of the date hereof, 2,000 shares are issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, the Company does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Company Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

     2.1.4. Ownership of the Company Shares.Ownership of the Company Shares. The Shareholders hold good and valid title to all of the Company Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign the Company Shares to Buyer, free and clear of all Encumbrances. Upon transfer to Buyer by the Shareholders of the Company Shares, Buyer will own the Company Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of either of the Shareholders, threatened, against the Company or either of the Shareholders that concern or affect title to the Company Shares, or that seek to compel the issuance of capital stock or other securities of the Company.

     2.1.5. No Subsidiaries2.1.5. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of the outstanding voting securities.

     2.1.6. Financial Statements2.1.6.Financial Statements. The Company has delivered to Buyer copies of the Company=s unaudited balance sheet as of June 30, 1997, a copy of which is attached hereto as Schedule 2.1.6 (the A6/30 Balance Sheet@), and related statements of income (collectively, the AFinancial Statements@), as at and for the six months ended as of June 30, 1997 (the ABalance Sheet Date@). The Financial Statements are complete in all material respects. The Financial Statements present fairly the financial condition of the Company as at the dates and for the periods indicated. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Except as set forth on Schedule 2.1.6, the accounts receivable reflected in the 6/30 Balance Sheet, or which have been thereafter acquired by the Company, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate. The inventories of the Company reflected in the 6/30 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of the Company=s business, and the values at which inventories are carried are at the lower of cost or market.

     2.1.7. Liabilities2.1.7.Liabilities. The Company does not have any liabilities or obligations, either accrued, absolute or contingent, nor do either of the Shareholders have any knowledge of any potential liabilities or obligations, other than those (i) reflected or reserved against in the 6/30 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date that would not materially adversely affect the value and conduct of the business of the Company

     2.1.8. Additional Company Information2.1.8. Additional Company Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

     2.1.8.1. Real Estate2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company, with a description of the nature and amount of any Encumbrances thereon. The term AEncumbrances@ means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

     2.1.8.2. Machinery and Equipment2.1.8.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company with a description of the nature and amount of any Encumbrances thereon;

     2.1.8.3. Inventory2.1.8.3. Inventory. All inventory items or groups of inventory items owned by the Company, excluding raw materials and work in process, which raw materials and work in process are valued on the 6/30 Balance Sheet, together with the amount of any Encumbrances thereon;

     2.1.8.4. Receivables2.1.8.4. Receivables. All accounts and notes receivable of the Company, together with (i) aging schedules by invoice date and due date,
(ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which the Company holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

     2.1.8.5. Payables2.1.8.5. Payables. All accounts and notes payable of the Company, together with an appropriate aging schedule. The amounts owed represented by the line items ACurrent MaturitiesCNotes Payable@ and ANotes PayableCDue After One Year@ on the 6/30 Balance Sheet still owed and outstanding (including accrued and unpaid interest) as of the date hereof is $0.00 (the ANotes Payable Amount@);

     2.1.8.6. Insurance2.1.8.6. Insurance. All insurance policies or bonds currently maintained by the Company, including title insurance policies, with respect to the Company, including those covering the Company=s properties, rigs, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, deductibles, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

     2.1.8.7. Contracts2.1.8.7. Contracts. All contracts, including leases under which the Company is lessor or lessee, which are to be performed in whole or in part after the date hereof;

     2.1.8.8. Employee Compensation Plans2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of the Company or any employee benefit plan maintained by the Company, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements (collectively, AEmployee Plans@);

     2.1.8.9. Salaries2.1.8.9. Salaries. The names and salary rates of all present employees of the Company, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

     2.1.8.10. Bank Accounts2.1.8.10. Bank Accounts. The name of each bank in which the Company has an account and the names of all persons authorized to draw thereon;

     2.1.8.11. Employee Agreements2.1.8.11. Employee Agreements. Any collective bargaining agreements of the Company with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of the Company;

     2.1.8.12. Intellectual Property2.1.8.12. Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the AIntellectual Property@) used by the Company;

     2.1.8.13. Trade Names2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by the Company, whether and where such names are registered and where used;

     2.1.8.14. Licenses and Permits2.1.8.14. Licenses and Permits. All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the APermits@) of the Company under which it conducts its business;

     2.1.8.15. Promissory Notes2.1.8.15. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of the Company relating thereto or with respect to collateral securing the same;

     2.1.8.16. Guaranties2.1.8.16. Guaranties. All indebtedness, liabilities and commitments of others and as to which the Company is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

     2.1.8.17. Reserves and Accruals.2.1.8.17. Reserves and Accruals. All accounting reserves and accruals maintained in the 6/30 Balance Sheet;

     2.1.8.18. Leases.2.1.8.18. Leases. All leases to which the Company is a party; and

     2.1.8.19. Environment.2.1.8.19. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by the Company and all environmental audits, assessments, investigations and reviews conducted by the Company within the last five years or otherwise in the Company=s possession on any property owned, leased or used by the Company.

     2.1.9. No Defaults.2.1.9. No Defaults. The Company is not a party to, or bound by, any contract or arrangement of any kind to be performed after the date hereof, nor is the Company in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

     2.1.10. Absence of Certain Changes and Events2.1.10. Absence of Certain Changes and Events. Except as disclosed on Schedule 2.1.10 hereto and other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

     2.1.10.1. Financial Change2.1.10.1. Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of the Company;

     2.1.10.2. Property Damage2.1.10.2. Property Damage. Any material damage, destruction, or loss to the business or properties of the Company (whether or not covered by insurance); 2.1.10.3. Dividends2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Company Common Stock, or any direct or indirect redemption, purchase or any other acquisition by the Company of any such stock;

     2.1.10.4. Capitalization Change2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of the Company=s authorized or outstanding capital stock as described in Section 2.1.3 hereof;

     2.1.10.5. Labor Disputes2.1.10.5. Labor Disputes. Any labor or employment dispute of whatever nature; or

     2.1.10.6. Other Material Changes2.1.10.6. Other Material Changes. Any other event or condition known to either of the Shareholders particularly pertaining to and adversely affecting the operations, assets or business of the Company.

     2.1.11. Taxes2.1.11. Taxes.

     2.1.11.1. GeneralGeneral. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by the Company for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; the Company has only done business in Wyoming, Colorado, Nevada, North Dakota, Montana and New Mexico; all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by the Company; and the tax provision reflected in the 6/30 Balance Sheet is adequate, in accordance with generally accepted accounting principles, to cover liabilities of the Company at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to the Company or its assets or business. No waiver of any statute of limitations executed by the Company with respect to any income or other tax is in effect for any period. The income tax returns of the Company have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of the Company except for taxes not yet currently due. The Company is not subject to any tax-sharing or allocation agreement. The Company is not and never has been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision. The Company has not received any notice and has no knowledge of any proposal for increasing the assessed value of any of the Company=s properties for tax purposes, or of any pending proceedings or public improvements which would result in the levy of any special tax or assessment against any of the Company=s properties.

     2.1.11.2. Subchapter S MattersSubchapter S Matters. The Company (i) made an effective, valid and binding S election pursuant to Section 1362 of the Code effective August 6, 1975, (ii) has since maintained its status as an
S Corporation pursuant to Section 1361 of the Code without lapse or interruption, and (iii) has made and continuously maintained elections similar to the federal S election in each state or local jurisdiction where the Company does business or is required to file a tax return to the extent such states or jurisdictions permit such elections. The Company neither is nor will or can be subject to the built-in gains tax under Section 1374 of the Code or any similar corporate level tax imposed on the Company by any taxing authority. The Company
(i) has not adopted or utilized LIFO as a method of accounting for inventory, and (ii) has no other tax item, election, agreement or adjustment which will accelerate or trigger income or deferred deductions of the Company as a result of termination of the Company=s status as an S Corporation.

     2.1.12. Intellectual Property2.1.12. Intellectual Property. The Company owns or possesses licenses to use all Intellectual Property that is either material to the business of the Company or that is necessary for the rendering of any services rendered by the Company and the use or sale of any equipment or products used or sold by the Company, including all such Intellectual Property listed in Schedule 2.1.8 hereto (the ARequired Intellectual Property@). The Required Intellectual Property is owned or licensed by the Company free and clear of any Encumbrance. The Company has not granted to any other person any license to use any Required Intellectual Property. The Company has not infringed, misappropriated, or conflicted with, the Intellectual Property rights of others in connection with the use by the Company of the Required Intellectual Property or otherwise in connection with the Company=s operation of its business, nor has the Company has received any notice of such infringement, misappropriation, or conflict such Intellectual Property rights of others.

     2.1.13. Title to and Condition of Assets2.1.13. Title to and Condition of Assets. The Company has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 6/30 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except Encumbrances reflected in the 6/30 Balance Sheet or in Schedule 2.1.8 hereto. All leases pursuant to which the Company leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company and in respect to which the Company has not taken adequate steps to prevent a default from occurring. The buildings and premises of the Company that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of the Company are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance. All such assets conform to all applicable laws governing their use. The Company has not violated any law, statute, ordinance, or regulation relating to any such assets, nor has any notice of such violation been received by the Company or either of the Shareholders, except such as have been fully complied with.

     2.1.14. Contracts.Contracts. All contracts, leases, plans or other arrangements to which the Company is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of the Company. The Company is not, and to the knowledge of the Company or any of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on the Company. Neither the Company nor either of the Shareholders has received any information which would cause such the Company or such Shareholders to conclude that any customer of the Company will (or is likely to) cease doing business with the Company (or its successors) as a result of the consummation of the transactions contemplated hereby.

     2.1.15. Licenses and Permits.Licenses and Permits. The Company possesses all Permits necessary under law or otherwise for the Company to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used, including all such Permits listed in Schedule 2.1.8 hereto (collectively, the ARequired Permits@). Each of the Required Permits and the Company=s rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Company subject to administrative powers of regulatory agencies having jurisdiction, and will continue will continue in full force and effect after the Closing Date. The Company is in compliance in all respects with the terms of each of the Required Permits. None of the Required Permits have been, or to the knowledge of the Company or either of the Shareholders, is threatened to be, revoked, canceled, suspended or modified.

     2.1.16.  Litigation2.1.16.  Litigation.  Except  as set  forth in  Schedule
2.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Company is a party or, to the knowledge of any of the Company or the Shareholders, might become a party or which particularly affects the Company or its assets, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of the Company, pending or, to the knowledge of any of the either of the Shareholders, threatened.

     2.1.17. Environmental Compliance.Environmental Compliance.

     2.1.17.1. Environmental Conditions2.1.17.1. Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern, on any property presently or previously owned, leased or operated by the Company, or on any property to which any Substance of Environmental Concern or waste generated by the Company=s operations or use of its assets were disposed of, which could have or result in a material adverse effect on the business or business prospects of the Company. The term ASubstance of Environmental Concern@ means
(a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation, and (b) any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (as defined in Section 2.1.17.3 hereof), that is regulated pursuant to or could give rise to liability under any existing Environmental Law;

     2.1.17.2. Permits, etc2.1.17.2. Permits, etc. The Company has, and within the period of all applicable statutes of limitations has had, in full force and effect all environmental Permits required to conduct its operations, and is, within the period of all applicable statutes of limitations has been, operating in compliance thereunder;

     2.1.17.3. Compliance2.1.17.3. Compliance. The Company=s operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. AEnvironmental Law@ as used herein means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any state, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect;

     2.1.17.4. Environmental Claims2.1.17.4. Environmental Claims. No notice has been received by the Company or either of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action. litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

     2.1.17.5. Enforcement.Enforcement. Neither the Company, and to the knowledge of either of the Shareholders, nor any predecessor of the Company or any other party acting on behalf of the Company, has entered into or agreed to any consent, decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

     2.1.17.6. Liabilities.Liabilities. The Company has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

     2.1.17.7. Renewals2.1.17.7. Renewals. Neither the Company nor either of the Shareholders knows of any reason the Company (or its successors) would not be able to renew without material expense any of the permits, licenses, or other authorizations required pursuant to any Environmental Law to use any of the Company=s assets or to conduct current or planned operations; and

     2.1.17.8. Asbestos and PCBs2.1.17.8. Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by the Company, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by the Company in its operations or on its properties.

     2.1.18. Compliance with Other Laws2.1.18. Compliance with Other Laws. The Company is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ''651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

     2.1.19. No ERISA Plans or Labor Issues2.1.19. No ERISA Plans or Labor Issues. Except as set forth on Schedule 2.1.19, the Company does not currently sponsor, maintain or contribute to and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended (AERISA@). Except as set forth on Schedule 2.1.19, the Company does not maintain any plan, program, policy, contract or other arrangement that provides retirement, medical, dental, disability, life insurance or other benefits to any current or former employees of the Company, including any retired employees, or their beneficiaries or dependents. The Company is not obligated to pay any severance or benefits to any employee or former employee of the Company as the result of any change in the ownership or control of the Company. The Company has not engaged in any unfair labor practices which could reasonably be expected to result in an adverse effect on its operations or assets. The Company does not have any existing dispute with any of its existing or former employees. There are no existing labor disputes or, to the knowledge of either of the Shareholders, any disputes threatened by current or former employees of the Company.

     2.1.20. Investigations; Litigation2.1.20. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Company or any of the transactions contemplated by this Agreement is pending or, to the knowledge of the Company or either of the Shareholders, threatened, nor has any governmental entity indicated to the Company or either of the Shareholders an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of either of the Shareholders, threatened against or affecting the Company at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of the Company.

     2.1.21. Absence of Certain Business Practices2.1.21. Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in the Financial Statements, or (iii if not continued in the future, might materially adversely effect the assets, business operations or prospects of the Company or which might subject the Company to suit or penalty in a private or governmental litigation or proceeding.

     2.1.22. No Untrue Statements.No Untrue Statements. The Company and each of the Shareholders have made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Company=s assets and business, and such information covers all commitments and liabilities of the Company relating to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

     2.1.23. Consents and Approvals.Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than the Shareholders, is required to be made or obtained by the Company or either of the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.1.24. Finder=s Fee2.1.24. Finder=s Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder=s fee or any similar payments.

     2.2. Representations and Warranties of Buyer2.2. Representations and Warranties of Buyer. Buyer represents and warrants to each of the Shareholders as follows

     2.2.1. Organization and Good Standing.Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

     2.2.2. Agreement Authorized and its Effect on Other Obligations.Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

     2.2.3. Consents and Approvals.Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.2.4. Finder=s FeeFinder=s Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Buyer and their counsel directly with the Shareholders and their counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder=s fee or any similar payments.

                                    ARTICLE 3

                              Additional Agreements

ARTICLE 3         Additional Agreements

     3.1. NoncompetitionNoncompetition. Except as otherwise consented to or approved in writing by Buyer, each of the Shareholders agrees that for a period of 60 months from the date hereof, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the well service rig and associated equipment business conducted by the Company, Buyer or any affiliate of Buyer on the date hereof in the states of Wyoming, Montana, South Dakota, Colorado, Nebraska and Utah; (ii) request any present customers or suppliers of the Company to curtail or cancel their business with Buyer or any affiliate of Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of the Company, Buyer or any affiliate of Buyer or any details of their organization or business affairs; or (iv) induce or actively attempt to influence any employee of the Company, Buyer or any affiliate of Buyer to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Shareholders may have under the laws of the states in which they do business requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that the Company, Buyer and its affiliates do not have any adequate remedy at law for the breach or threatened breach by such Shareholder of this covenant, and agree that the Company, Buyer or any affiliate of Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by such Shareholder in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

     3.2. Further Assurances.Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

     3.3. Public Announcements.Public Announcements. Except as mutually agreed, neither Buyer, the Shareholders nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated thereby. The Shareholders hereby consent to Buyer=s issuance of a press release announcing the completion of the transactions contemplated by this Agreement.

     3.4. 338(h)(10) Election.338(h)(10) Election. If the Buyer elects to file an election to treat the acquisition of the Company Shares as an asset purchase under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, Shareholders agree to execute and deliver to Buyer any documents required to be executed by Shareholders in connection with such election, and Buyer will compensate and indemnify the Shareholders for any increased tax liability resulting therefrom. In addition, Buyer will indemnify and reimburse Shareholders for any additional tax that may be deemed to be paid by Shareholders on income created by Buyer compensating Shareholders for taxes paid on a Section 338(h)(10) election increase in asset values.

     3.5. Waste Disposal.Waste Disposal. At Casper, Riverton and Douglas, there are unidentified drums and containers as specified in the Phase I Environmental Site Assessment Report dated September 15, 1997 prepared by Carpenter Environmental Services, L.L.C. (the APhase I Report@). The Phase I Report also documents unknown material on a flatbed trailer at Casper in Photograph Number
4. Seller agrees to identify material contained in all such unidentified drums and containers and the material on the flatbed trailer at Casper and advise Buyer of the identity of such material within 14 days of the Closing. Seller further agrees, at Buyer=s request, to properly characterize and dispose of all materials specified by Buyer and all empty containers within 30 days of such request.


                                    ARTICLE 4

                                 Indemnification

ARTICLE 4         Indemnification

     4.1. Indemnification by the Shareholders4.1. Indemnification by the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Shareholders shall jointly and severally indemnify, defend and hold harmless the Company, Buyer and their affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the ABuyer Indemnified Parties@), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable fees and expenses of attorneys, consultants and experts (collectively, the ADamages@) that the Buyer Indemnified Parties shall incur or suffer, which arise, result from or relate to any breach by either of the Shareholders of (or the failure of either of the Shareholders to perform) their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by either of the Shareholders under this Agreement.

     4.2. Indemnification by Buyer4.2. Indemnification by Buyer. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to either of the Shareholders by or on behalf of Buyer under this Agreement.

     4.3. Indemnification Procedure4.3. Indemnification Procedure. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under this Article ?, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article ?, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 5

                                  Miscellaneous

ARTICLE 5         Miscellaneous

     5.1. Survival of Representations, Warranties and Covenants5.1. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive indefinitely despite any investigation made by any party hereto or on its behalf.

     5.2. Entirety5.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     5.3. Counterparts.Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     5.4. Notices and Waivers.Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail,
postage          prepaid,           return          receipt           requested:
------------------------------------------------------------------------------

                                                    If to Buyer:
-------------------------------------------------------------------------------
------------------------------- -----------------------------------------------

           Addressed to:                                    With a copy to:
--------------------------- -----------------------------------------------
------------------------------ -----------------------------------------------

 Key Rocky Mountain, Inc.                         Porter & Hedges, L.L.P.
 Two Tower Center, Tenth Floor                    700 Louisiana, 35th Floor
 East Brunswick, New Jersey 08816                 Houston, Texas 77210-4744
 Attn: General Counsel                            Attn: Samuel N. Allen
 Facsimile:  (908) 247-5148                       Facsimile:  (713) 228-1331
------------------------------ -----------------------------------------------
------------------------------------------------------------------------------


------------------------------------------------------------------------------
------------------------------------------------------------------------------


------------------------------------------------------------------------------
------------------------------------------------------------------------------

                             If to Bruce L. Bummer or the Family Trust:
------------------------------------------------------------------------------
------------------------------ -----------------------------------------------

Addressed to:                                    With a copy to:
------------------------------ -----------------------------------------------
------------------------------ -----------------------------------------------

Bruce L. Bummer                                  Jeffrey C. Gosman
150 Riverbend Road                               123 West 1st Street
Casper, Wyoming  82604                           Casper, Wyoming  82601
                                                 Facsimile: (307) 472-4010
------------------------------ -----------------------------------------------
------------------------------------------------------------------------------

                                       If to Jack Hartnett or Diane Hartnett:
-----------------------------------------------------------------------------
----------------------------- -----------------------------------------------

Addressed to:                                    With a copy to:
------------------------------ -----------------------------------------------
------------------------------ -----------------------------------------------

Jack Hartnett                                    Jeffrey C. Gosman
6220 S. Walnut                                   123 West 1st Street
Casper, Wyoming  82601                           Casper, Wyoming  82601
                                                 Facsimile: (307) 472-4010
------------------------------ -----------------------------------------------

     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

     5.5. Table of Contents and Captions.Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     5.6. Successors and Assigns.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     5.7. Severability.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     5.8. Applicable Law.Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Wyoming.


                                              [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the Buyer has caused this Agreement to be signed in its corporate name by its duly authorized representative, all as of the day and year first above written.

     BUYER:

                                                     KEY ROCKY MOUNTAIN, INC.


                        By:
                                           Kenneth V. Huseman, Vice President


                                                              SHAREHOLDERS:



                                            Bruce Bummer, 7/14/82 Family Trust
                                            Bruce Bummer, Trustee



                                                              Jack Hartnett



                                                              Diane Hartnett



                                                              Bruce L. Bummer